Exhibit 10.21


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                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                        Southern Energy Homes, Inc., and
                            Retail Acquisition Corp.,
                                       and
                                BR Holding Corp.,
                              BR Chilton Co., Inc.,
                              BR Mississippi, Inc.,
                             BR Marshall Co., Inc.,
                            BR Tuscaloosa Co., Inc.,
                            SC Tuscaloosa Co., Inc.,
                                TH Center, Inc.,
                              SE Management, Inc.,
                               BR Agency, Inc. and
               those Shareholders of BR Holding Corp. named herein







                         DATED: As of November 21, 1996




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                      AGREEMENT AND PLAN OF REORGANIZATION


                                TABLE OF CONTENTS

ARTICLE 1. DESCRIPTION OF TRANSACTIONS
1.1 Agreement to Consummate Transactions
1.2 Time and Place of Closing
1.3 Consummation of Transactions
1.4 Merger Consideration
1.5 Effect of Transactions
1.6 Knowledge

ARTICLE 2. REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS
2.1 Organization and Qualification of Seller
2.2 Subsidiaries
2.3 Capitalization of Seller
2.4 Authorization of Transaction
2.5 Compliance of Transaction With Laws
2.6 Financial Statements
2.7 Title to Properties; Liens; Condition of Properties
2.8 Payment of Taxes
2.9 Absence of Undisclosed Liabilities
2.10 Collectibility of Accounts Receivable
2.11 Inventories 2.12 Absence of Certain Change
2.13 Ordinary Course 2.14 Other Stockholder Businesses
2.15 Trade Names, Trademarks and Copyrights
2.16 Trade Secrets and Customer Lists
2.17 Contracts and Commitments
2.18 Employees and Employee Benefits
2.19 Reserved
2.20 Permits; Burdensome Agreements
2.21 Borrowings and Guarantees
2.22 Banking Relations and Powers of Attorney
2.23 Insurance
2.24 Warranty or Other Claims
2.25 Compliance with Laws
2.26 Litigation
2.27 Minute Books
2.28 Finder's Fee
2.29 Transactions with Interested Persons
2.30 Absence of Sensitive Payments
2.31 Disclosure of Material Information

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF BUYER
3.1 Organization of Buyer






3.2 Capitalization of Buyer
3.3 Authorization of Transaction
3.4 Buyer's Common Stock

ARTICLE 4. COVENANTS OF SELLER AND STOCKHOLDERS
4.1 Conduct of Business
4.2 Authorization from Others
4.3 Breach of Representations and Warranties
4.4 Consummation of Agreement
4.5 Buyer's Due Diligence
4.6 Financial Statements of Seller and Subsidiaries
4.7 Expansion of Subsidiaries' Business.

ARTICLE 5. COVENANTS OF BUYER
5.1 Authorization from Others
5.2 Consummation of Agreement
5.3 Dealer Volume Incentive Program
5.4 Conduct of Business of Subsidiaries

ARTICLE 6. CONDITIONS TO OBLIGATIONS OF BUYE
6.1 Shareholder Authorization
6.2 Dissenting Stockholders
6.3 Representations; Warranties; Covenants
6.4 Resignations of Officers and Directors
6.5 Opinion of Seller's Counsel
6.6 Securities Law Compliance
6.7 Employment/Non-Competition Contracts
6.8 RESERVED
6.9 Approval of Buyer's Board of Directors
6.10 Approval of Buyer's Advisors
6.11 Absence of Certain Litigation
6.12 Buyer's Due Diligence

ARTICLE 7. CONDITIONS TO OBLIGATIONS OF SELLER AND STOCKHOLDERS
7.1 Shareholder Authorization
7.2 Representations; Warranties; Covenants
7.3 Opinion of Buyer's Counsel
7.4 Real Estate Development Agreement
7.5 Securities Law Compliance

ARTICLE 8. TERMINATION OF AGREEMENT
8.1 Termination
8.2 Effect of Termination
8.3 Right to Proceed

ARTICLE 9. RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING
9.1 Survival of Warranties






ARTICLE 10.  INDEMNIFICATION
10.1 Indemnification by Stockholders
10.2 Indemnification by Buyer
10.3 Notice; Defense of Claims
10.4 Payment of Claims; Arbitration

ARTICLE 11.  COMPLIANCE WITH SECURITIES LAWS
11.1 Delivery of Information
11.2 Acknowledgment of Receipt of Information
11.3 RESERVED
11.4 Compliance with Securities Laws
11.5 Report
11.6 Statements, True and Correct
11.7 Covenants of Buyer

ARTICLE 12.  REGISTRATION
12.1 Required Registration
12.2 Participation of Selling Stockholders
12.3 Conditions of Buyer's Obligations to Register Shares
12.4 Expenses
12.5 Financial Information
12.6 Exclusive Obligation to Register
12.7 State Securities Laws
12.8 Indemnification

ARTICLE 13.  MISCELLANEOUS
13.1 Fees and Expenses
13.2 Notices
13.3 Entire Agreement
13.4 Assignability
13.5 Publicity and Disclosures
13.6 Confidentiality
13.7 Governing Law; Severability
13.8 Counterparts
13.9 Effect of Table of Contents and Headings








                      AGREEMENT AND PLAN OF REORGANIZATION


         AGREEMENT entered into as of the 21st day of November, 1996, by and between Southern Energy Homes, Inc., a Delaware corporation, with its principal place of business located at Highway 41 North, P. O. Box 390, Addison, Alabama 35540 ("Buyer"), SEH Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Buyer ("Acquisition Corp."), BR Holding Corp., a Delaware corporation, with its principal place of business located in Northport, Alabama (the "Seller"), each of the following wholly-owned subsidiaries of Seller: BR Chilton Co., Inc., BR Mississippi, Inc., BR Marshall Co., Inc., BR Tuscaloosa Co., Inc., SC Tuscaloosa Co., Inc., TH Center, Inc., SE Management, Inc., and BR Agency, Inc. (collectively, the "Subsidiaries"), and W. Thomas Deas, James M. Moore, III, W. David Deas, J. M. Deas, Jr., James Miller Deas, Thomas Deas, Jr. and Gregory C. Vogel (collectively, the "Stockholders").

         WHEREAS, the parties hereto wish to adopt a plan and agreement of reorganization in order to effectuate the merger of Acquisition Corp. with and into Seller (the "Merger") in accordance with the laws of the States of Delaware and Alabama and in accordance with a Certificate of Merger (the "Certificate of Merger") substantially in the form attached hereto as Exhibit A, so that upon consummation of the Merger, Seller will be a wholly-owned subsidiary of Buyer, and Acquisition Corp. will cease to exist; and

         WHEREAS, it is the intent of the parties that the transaction qualify as a tax-free reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and corresponding provisions of state law.

         NOW, THEREFORE, in order to consummate said plan of reorganization and in consideration of the mutual agreements herein, the parties hereto agree as follows:

ARTICLE 1.  DESCRIPTION OF TRANSACTIONS.

1.1 Agreement to Consummate Transactions. Subject to the terms and conditions of this Agreement and of the Merger Agreement, Buyer, Seller and the Stockholders agree to consummate or cause to be consummated the transactions contemplated by Sections 1.2 through 1.5 of this Agreement and agree that the consummation of each of those transactions is conditional upon the consummation of each of the other transactions.

1.2 Time and Place of Closing. The closing of the transactions provided for in this Agreement (herein called the "Closing") shall be held at the offices of Hubbard, Smith, McIlwain, Brakefield & Shattuck, P.C., 808 Lurleen Wallace Blvd., North, Tuscaloosa, Alabama, on November 21, 1996 or at such other place, date or time as may be fixed by mutual agreement of the parties.

1.3 Consummation of Transactions. If at the Closing no condition exists which would permit any of the parties to terminate this Agreement or if a condition then exists and the party entitled to terminate because of that condition waives its right to do so in writing in accordance with the notice provisions of this Agreement, then the transactions shall be consummated on such date, and then and thereupon Acquisition Corp. and Seller will execute and immediately file the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the business corporation law of the States of Delaware. Upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, the merger of Acquisition Corp. into Seller will become effective (the time of such filing being hereinafter referred to as the "Effective Time of Merger").






1.4 Merger Consideration. Subject to the terms and conditions hereof, the Buyer shall pay to the Seller the following consideration in connection with the Merger (all as more particularly described below): (i) Five Million Five Hundred Seventy Six Thousand Six Hundred Forty Dollars ($5,576,640) primarily in the form of Buyer Common Stock (the "Fixed Amount"); (ii) an additional amount equal to the amount, if any, of Seller EBIT (as defined below in paragraph (d) of this Section 1.4) for the period beginning as of September 20, 1996 and ending as of December 31, 1996 as reviewed or audited by Buyer's independent public accountants (the "Stub Period Earnings Amount"); and (iii) additional contingent amounts, payable subject to and contingent upon Seller and the Subsidiaries achieving certain Seller EBIT targets for the twelve (12) month periods ending December 31, 1997 and December 31, 1998, determined in accordance with the Contingent Payment Schedule attached hereto as Exhibit C and incorporated herein by this reference (the "Contingent Amounts");

         The Stockholders hereby authorize and appoint W. Thomas Deas and Gregory C. Vogel as joint escrow agent (the "Escrow Agent") to receive and accept delivery of the cash and the Fixed Payment Shares included in the Fixed Amount and do hereby direct the Buyer to deliver such cash and Fixed Payment Shares to the Escrow Agent at the Closing. In the event that W. Thomas Deas or Gregory C. Vogel dies, resigns is otherwise unable to serve in the capacity of Escrow Agent, a successor shall be appointed by a majority of the Stockholders and notice of such appointment shall be given to the Buyer. As of the Effective Time of Merger, by virtue of the Merger and without any further action:

         (a) Fixed Amount. Each share of Seller common stock, $.01 par value, issued and outstanding immediately prior to the Effective Time of Merger (herein "BR Common Stock") shall entitle the holder thereof to receive in payment therefor at the Closing:

                  (1) that amount of cash via federal funds wire transfer as is determined by dividing the sum of (a) One Million Seventy -Five Thousand Three Hundred Twenty-eight Dollars ($1,075,328) by (b) the number of shares of BR Common Stock outstanding at the Effective Time of Merger; and

                  (2) that number of duly authorized, validly issued, fully paid and non-assessable shares of the Voting Common Stock of Southern Energy Homes, Inc., a Delaware Corporation ("Buyer Common Stock") as is determined by dividing the sum of (a) Four Million Five Hundred One Thousand Three Hundred Twelve Dollars ($4,501,312) by (b) the fair market value of Buyer Common Stock (the "Fixed Payment Shares"), as determined by taking the average of the closing prices for Buyer Common Stock as reported by the Nasdaq National Market for the ten (10) trading days immediately preceding the third trading day before the date of the Closing, and then dividing the result by the number of shares of BR Common Stock outstanding at the Effective Time of Merger; provided, however, that such number of shares of Buyer Common Stock shall be rounded to the nearest whole number.


         (b) Stub Period Earnings Amount. In addition to the consideration set forth above, each share of BR Common Stock shall entitle the holder thereof to receive on March 31, 1997 as additional payment therefor:

                  (1) that amount of cash via federal funds wire transfer as is determined by dividing (a) twenty (20%) percent of the Stub Period Earnings Amount by (b) the number of shares of BR Common Stock outstanding at the Effective Time of Merger; and







                  (2) that number of duly authorized, validly issued, fully paid and non-assessable shares of Buyer Common Stock as is determined by dividing eighty (80%) percent of the Stub Period Earnings Amount by the fair market value of Buyer Common Stock (the "Stub Period Payment Shares"), as determined by taking the average of the closing prices for said Common Stock as reported by the Nasdaq National Market for the twenty (20) trading days immediately preceding the third trading day before March 31, 1997, the date on which payment of the Stub Period Earnings Amount is due and payable.

         (c) Contingent Amount. In addition to the consideration set forth above, each share of BR Common Stock shall entitle the holder thereof to receive on March 31, 1998, with respect to the Contingent Amount, if any, for the twelve
(12) month period ending December 31, 1997, and on March 31, 1999, with respect to the Contingent Amount, if any, for the twelve month period ending December 31, 1998, as additional payment therefor:

                  (1) that amount of cash via federal funds wire transfer as is determined by dividing (a) twenty (20%) percent of the Contingent Amount for 1997 or 1998, as the case may be, by (b) the number of shares of BR Common Stock outstanding at the Effective Time of Merger; and

                  (2) that number of duly authorized, validly issued, fully paid and non-assessable shares of Buyer Common Stock as is determined by dividing eighty (80%) percent of the Contingent Amount for 1997 or 1998, as the case may be, by the fair market value of Buyer Common Stock (the "Contingent Payment Shares"), as determined by taking the average of the closing prices for said Buyer Common Stock as reported by the Nasdaq National Market for the twenty (20) days immediately preceding the third trading day before the date on which the Contingent Amount is due and payable hereunder (the "Contingent Payment Trading Period").

         (d) For purposes of this Section 1.4 and Exhibit B, "Seller EBIT" means Consolidated Earnings (defined in subparagraph (e) of this Section 1.4) before interest (other than (i) floor plan interest incurred with respect to inventory and (ii) interest incurred with respect to money borrowed or capital expenditures made in connection with the expansion of the Seller's or the Subsidiaries' operations, which interest in neither case shall be greater than the cost of funds to Buyer), taxes, management fees and any administrative fees paid to Buyer.

         (e) For purposes of this Agreement, the "Fixed Payment Shares," the "Stub Period Payment Shares" and the "Contingent Payment Shares" are sometimes collectively hereinafter referred to as the "Purchase Shares." For purposes of this Agreement, "Consolidated Earnings" means the consolidated earnings of the Seller and the Subsidiaries.

         (f) Each share of Acquisition Corp. common stock, $.01 par value, issued and outstanding immediately prior to the Effective Time of Merger, shall be converted into an issued and outstanding share of BR Common Stock.

         (g) In the event that Buyer, prior to the Closing, declares any dividend payable in shares of Buyer Common Stock to shareholders of record as of a date prior to the Closing, or splits or combines the outstanding shares of the Buyer Common Stock, then an appropriate proportional adjustment shall be made in the number of Purchase Shares specified above.

1.5 Effect of Transactions. As a result of the foregoing transactions, after the Merger Buyer will own all of the issued and outstanding stock of Seller and the persons who were holders of BR Common Stock immediately prior to the Merger will have received Buyer Common Stock and the cash consideration, as set forth in Section 1.4 above.

1.6 Knowledge. "Knowledge" where used in this Agreement shall refer to the knowledge, information and belief of the entity referred to and their respective officers and directors.

ARTICLE 2.  REPRESENTATIONS AND WARRANTIES OF SELLER AND STOCKHOLDERS.

Each of the Seller, the Subsidiaries and the Stockholders hereby represents and warrants to Buyer as follows:

2.1 Organization and Qualification of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it. The copies of Seller's Certificate of Incorporation or equivalent document as amended to date (the "Charter"), certified by the Secretary of State of the State of Delaware, and of Seller's by-laws as amended to date, certified by its Secretary (or the equivalent), and heretofore delivered to Buyer's counsel, are complete and correct. Seller is duly qualified to do business as a foreign corporation in those jurisdictions in which such qualification is required, and Seller is not required to be licensed or qualified to conduct its business or own its property in any other jurisdiction.

2.2 Subsidiaries. The issued and outstanding capital stock of the Subsidiaries is as follows, and all of such capital stock is owned of record and beneficially by the Seller:

Name of                    State of          Issued and          Amount Owned by
Corporation                Incorporation     Outstanding Stock      Seller

BR Chilton Co., Inc.       Alabama           1,000                   100%

BR Mississippi, Inc.       Alabama           1,000                   100%

BR Marshall Co., Inc.      Alabama           1,000                   100%

BR Tuscaloosa Co., Inc.    Alabama           1,000                   100%

BR Agency, Inc.            Alabama           1,000                   100%

SC Tuscaloosa Co., Inc.    Alabama           1,000                   100%

TH Center, Inc.            Alabama           1,000                   100%

SE Management, Inc.        Alabama           1,000                   100%

Neither Seller nor any Subsidiary owns any securities issued by any other business organization or governmental authority, except U.S. Government securities. The Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the State of Alabama with full power and authority to own or lease their respective properties and to conduct their respective businesses in the manner and in the places where such properties are owned or leased or such businesses are conducted. The copies of the




Certificate of Incorporation (or equivalent document), as amended to date (the "Charter"), and by-laws of each Subsidiary, as amended to date, certified by the Secretary of State of the state of Alabama or its Secretary (or the equivalent) and heretofore delivered to Buyer's counsel, are complete and correct. Each of the Subsidiaries is duly qualified to do business as a foreign corporation in every jurisdiction in which such qualification is required. Neither Seller nor any of the Subsidiaries is a partner or participant in any joint venture or partnership of any kind. Seller has good and marketable title to all of the issued and outstanding shares of capital stock of each of the Subsidiaries, free of all claims, liens, encumbrances or restrictions of any kind, and there are no outstanding options, warrants or agreements of any kind for the issuance or sale of, or outstanding shares of securities convertible into, any additional shares of stock of any of the Subsidiaries.

2.3 Capitalization of Seller. The authorized capital stock of Seller consists of 3,000 shares of Common Stock, .01 par value, of which 1,000 shares are validly issued and outstanding, fully paid and non-assessable. The Stockholders collectively are the record and beneficial owners of all of the issued and outstanding capital stock of Seller, free and clear of all claims, liens, encumbrances or restrictions of any kind. Except as set forth on Schedule 2.3 hereto, there are no (a) outstanding warrants, options or other rights to purchase or acquire, or preemptive rights with respect to the issuance or sale of, the capital stock of Seller or any Subsidiary, (b) other securities of Seller or any Subsidiary directly or indirectly convertible into or exchangeable for shares of capital stock of Seller or any Subsidiary, or (c) restrictions on the transfer of the Seller's capital stock.

2.4 Authorization of Transaction. Subject to the affirmative vote of Seller's stockholders referred to in Section 6.1, all necessary action, corporate or otherwise, has been taken by Seller to authorize the execution, delivery and performance of this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, and this Agreement and the Merger Agreement are the valid and binding obligations of Seller enforceable in accordance with their terms, subject to laws of general application affecting creditors' rights generally. All necessary action, corporate or otherwise has been taken by each Subsidiary to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and this Agreement is the valid and binding obligation of each Subsidiary enforceable in accordance with its terms, subject to laws of general application affecting creditors' rights generally.

2.5 Compliance of Transaction With Laws. To the best Knowledge of the Seller, each Subsidiary, and the Stockholders, neither Seller nor any Subsidiary is in violation of its Charter or by-laws as of the date hereof; and, the execution, delivery and performance of this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby (a) do not require any approval or consent of, or filing with, any governmental agency or authority in the United States of America or otherwise which has not been obtained and which is not in full force and effect as of the date hereof, (b) will not conflict with or constitute a breach or violation of the respective Charters or by-laws of Seller or any Subsidiary and (c) will not result in a violation of any law or regulation to which they are subject.

2.6 Financial Statements. Attached as Schedule 2.6 hereto are the following unaudited financial statements of each Subsidiary from inception, all of which statements are complete and correct and fairly present the financial position of each Subsidiary as of October 31, 1996 and the results of their operations on the applicable basis for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and prior periods.

         The most recent balance sheets of the Subsidiaries included in the above financial statements are sometimes collectively referred to hereinafter as the "Base Balance Sheets".





2.7      Title to Properties; Liens; Condition of Properties.

         (a) Set forth on Schedule 2.7 hereto is a listing of all the real property owned by Seller or any Subsidiary at the date hereof, all the leases whereunder Seller or any Subsidiary leases real or personal property at the date hereof and a complete description of the machinery and equipment used or owned by Seller or any Subsidiary. Except as specifically disclosed in Schedule 2.7, Seller and its Subsidiaries have good and marketable title in fee simple to all of their real and personal property, including property described in said Schedule, and all of their leases are valid and subsisting and fully assignable by Seller or its Subsidiaries (as the case may be) and no default exists under any thereof. None of such real property or other property or assets is subject to any mortgage, pledge, lien, conditional sale agreement, security title, encumbrance or other charge except as specifically disclosed in said Schedule.

         (b)      Except as otherwise specified in Schedule 2.7 hereto:

                  (i) the buildings,  machinery and equipment of Seller and each
Subsidiary are adequate to conduct the business of the Subsidiaries as presently conducted, are in reasonably good repair, have been well maintained, substantially conform in all material respects with all applicable ordinances, regulations and zoning or other laws and do not, to the best Knowledge of the Seller, each Subsidiary and the Stockholders , encroach on property of others, and such machinery and equipment is in good working order; and

                  (ii) as of the date hereof, neither Seller, any Subsidiary, nor any Stockholder knows of any pending or overtly threatened change of any such ordinance, regulation or zoning or other law and there is no pending or threatened condemnation of any such property.

2.8 Payment of Taxes. Seller and each Subsidiary have filed all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by them and have paid all taxes owing by them except taxes which have not yet accrued or otherwise become due for which adequate provision has been made in the pertinent financial statements referred to in Section 2.6 above. All transfer, excise and other taxes payable to any jurisdiction by reason of the consummation of the transactions contemplated by this Agreement shall be paid or provided for by the Stockholders after the Closing out of the consideration payable by Buyer hereunder. The provisions for taxes reflected in the above-mentioned financial statements are adequate to cover any and all tax liabilities of Seller and each Subsidiary in respect of their respective businesses, properties and operations during the periods covered by said financial statements and all prior periods. Neither the Internal Revenue Service nor any other taxing authority is now asserting or, to the best knowledge of Seller, each Subsidiary and each Stockholder, threatening to assert, against Seller and any Subsidiary any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

2.9 Absence of Undisclosed Liabilities. As of the respective dates of the Base Balance Sheets, neither Seller nor any Subsidiary had any material liabilities of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except (a) liabilities stated or adequately reserved against on the respective Base Balance Sheets, (b) liabilities not in excess of $5,000 individually or $50,000 in the aggregate arising in the ordinary course of business since the date of the respective Base Balance Sheets and (c) liabilities disclosed in Schedule 2.9 hereto. There is no fact which materially adversely affects or, to the best Knowledge of the Seller, any Subsidiary or any Stockholder, may in the future (so far as can now be reasonably foreseen) materially adversely affect, the business, properties, operations or condition of Seller or any



Subsidiary on a consolidated basis which has not been specifically disclosed herein or in a Schedule furnished herewith.

2.10 Collectibility of Accounts Receivable. All of the accounts receivable of Seller and its Subsidiaries shown or reflected on their respective Base Balance Sheets or existing at the time of the Closing, less a reserve for bad debts in the amount shown on their respective Base Balance Sheets, are or will be at the Closing valid and enforceable claims, fully collectible and subject to no set off or counterclaim. Neither Seller nor any Subsidiary has any accounts or loans receivable from any person, firm or corporation which is affiliated with any of them or from any director, officer or employee of any of them.

2.11 Inventories. All finished goods contained in the inventories of Seller and each Subsidiary reflected on their respective Base Balance Sheets or existing at the Closing are or will be at the Closing of a quality and quantity saleable in the ordinary course of the business of Seller and each Subsidiary at prevailing market prices without discounts. All inventory items shown on the respective Base Balance Sheets or existing at the Closing are or will be priced at lower of cost (FIFO basis) or market and reflect write-downs to realizable values in the case of items which have become obsolete or unsaleable (except at prices less than cost) through regular distribution channels in the ordinary course of the business of Seller and its Subsidiaries. Subject to write-downs complying with the preceding sentence, the values of the inventories stated in the respective Base Balance Sheets reflect the normal inventory valuation policies of Seller and its Subsidiaries and were determined in accordance with generally accepted accounting principles, practices and methods consistently applied. Purchase commitments for inventory are not in excess of normal requirements and none are at prices materially in excess of current market prices. Sales commitments for inventory are all at prices in excess of prices used in valuing inventory after allowing for selling expenses and a normal profit margin. Since the date of the respective Base Balance Sheets, no inventory items have been sold or disposed of except through sales in the ordinary course of business at prices no less than prevailing market prices, and in no event less than cost.

2.12 Absence of Certain Changes. Except as disclosed in Schedule 2.12 hereto, since the date of the respective Base Balance Sheets there has not been:

         (a) any change in the financial condition, properties, assets, liabilities, business or operations of Seller or any Subsidiary which change in conjunction with all other such changes, whether or not arising in the ordinary course of business, has been materially adverse with respect to Seller or any Subsidiary ;

         (b) any contingent liability incurred by Seller or any Subsidiary as guarantor or otherwise with respect to the obligations of others;

         (c) any mortgage, encumbrance or lien placed on any of the properties of Seller or any Subsidiary which remains in existence on the date hereof or at the time of Closing;

         (d) any obligation or liability incurred by Seller or any Subsidiary other than obligations and liabilities incurred in the ordinary course of business;

         (e) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of Seller or any Subsidiary other than in the ordinary course of business;






         (f) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of Seller and its Subsidiaries on a consolidated basis;

         (g) any declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, the capital stock of Seller or any Subsidiary other than a wholly-owned Subsidiary, or any direct or indirect redemption, purchase or other acquisition by Seller of its own capital stock or by any such Subsidiary of its own capital stock;

         (h) any labor trouble or claim of unfair labor practices involving Seller or any Subsidiary; any change in the compensation payable or to become payable by Seller or any Subsidiary to any of their officers, employees or agents other than normal merit increases in accordance with their usual practices, or any bonus payment or arrangement made to or with any of such officers, employees or agents;

         (i) any change with respect to the management or supervisory personnel of Seller or any Subsidiary;

         (j) any payment or discharge of a material lien or liability of Seller or any Subsidiary except those (i) on any Base Balance Sheet, or (ii) incurred in the ordinary course of business thereafter; or

         (k) any obligation or liability incurred by Seller or any Subsidiary to any of their officers, directors or shareholders or any loans or advances made by Seller or any Subsidiary to any of their officers, directors or shareholders, except transactions between Seller and a Subsidiary and normal compensation and expense allowances payable to officers.

2.13 Ordinary Course. Between the date of the respective Base Balance Sheets and the date of this Agreement, Seller and its Subsidiaries have conducted their respective businesses only in the ordinary course. From the date hereof until the Closing, Seller and its Subsidiaries have continued to conduct their respective businesses only in the ordinary course.

2.14 Other Stockholder Businesses. (a) Other than as disclosed in Schedule 2.14(a) to this Agreement, none of the Stockholders has, directly or indirectly, owned, operated, managed, been employed by or consulted with, directly or indirectly, any retail seller of manufactured homes, other than the Seller and the Subsidiaries. Each corporation, partnership or other business entity listed on Schedule 2.14(a) is referred to individually as an "Unaffiliated Stockholder Company" and collectively as the "Unaffiliated Stockholder Companies". Each Unaffiliated Stockholder Company listed on Schedule 2.14(a) as being now or previously having been in the business of retail sales of new manufactured housing or insurance products in the manufactured housing industry is hereafter referred to as an "Unaffiliated Stockholder Retailer."

         (b) Attached as Schedule 2.14(b) hereto are the following unaudited financial statements of each Unaffiliated Stockholder Retailer, all of which statements are complete and correct and fairly present the financial position of each Unaffiliated Stockholder Retailer, on the date of such statements and the results of its operations on the applicable basis for the periods covered thereby and have been prepared in accordance with the generally accepted accounting principles consistently applied throughout the periods involved and prior periods:

         The most recent balance sheets of the Unaffiliated Stockholder Retailers included in the above financial statements are sometimes collectively referred to hereinafter as the "Unaffiliated Stockholder Retailers Base Balance Sheets".







         (c) Each Unaffiliated Stockholder Company has filed all federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes owing by it except taxes which have not yet accrued or otherwise become due for which adequate provision has been made in the pertinent financial statements referred to in this Section 2.14.

         As of the respective dates of the Unaffiliated Stockholder Retailers Base Balance Sheets, no Unaffiliated Stockholder Retailer had any material liability of any nature, whether accrued, absolute, contingent or otherwise (including without limitation liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due), except (a) liabilities stated or adequately reserved against on the respective Unaffiliated Stockholder Retailers Base Balance Sheets, (b) liabilities not in excess of $5,000 individually or $50,000 in the aggregate arising in the ordinary course of business since the date of the respective Unaffiliated StockholderRetailers Base Balance Sheets and (c) liabilities disclosed in Schedule 2.14(c);

         (d) Except as disclosed in Schedule 2.14(d) hereto, since the date of the respective Unaffiliated Stockholder Retailer Base Balance Sheet there has not been: any change in the liabilities of an Unaffiliated Stockholder Retailer which has been materially adverse with respect to such Unaffiliated Retailer Company; any contingent liability incurred by any Unaffiliated Retailer Company as guarantor or otherwise with respect to the obligations of others; any encumbrance or lien placed on any properties of an Unaffiliated Retailer
Company; or any obligation or liability incurred by an Unaffiliated Retailer Company other than obligations and liabilities incurred in the ordinary course of business;

         (e) Except for matters described in Schedule 2.14(e) hereto, there is no litigation pending or, to the Knowledge of Seller, any Subsidiary or Stockholder, threatened against any Unaffiliated Stockholder Company, and there are no outstanding court orders, court decrees or court stipulations to which any Unaffiliated Stockholder Company is a party which would likely result in any materially adverse change in the financial condition of any Unaffiliated Stockholder Company. Neither Seller, any Subsidiary, nor any Stockholder has reason to believe that any such action, suit, proceeding or investigation may be brought against any Unaffiliated Stockholder Company.

         (f) None of this Agreement, any exhibit thereto or certificate issued pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading, relating to the business or affairs of any Unaffiliated Stockholder Company. None of Seller, any Subsidiary or any Stockholder has made an untrue statement of a material fact or omitted to state a material fact to Buyer or its agents, necessary to make the statements made not misleading, relating to the business or affairs of any Unaffiliated Stockholder Company.

2.15     Trade Names, Trademarks and Copyrights.

         (a) All trade names, registered trademarks, service marks, trademark applications, service mark applications and copyrights owned by or licensed to Seller or any Subsidiary are listed on Schedule 2.15 hereto and have been duly registered in, filed in or issued by the United States Register of Copyrights or the corresponding offices of other countries identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and the State of Alabama. Except as set forth in said Schedule, use of said trade names, trademarks, service marks or copyrights does not require the consent of any other person and the same are freely transferable (except as otherwise provided by law) and are owned exclusively by Seller or a Subsidiary free and clear of any attachments, liens, encumbrances or, to the best Knowledge of Seller and each Subsidiary, free of any adverse claims.

         (b) Except as set forth in Schedule 2.15, to the best Knowledge of Seller, each Subsidiary and each Stockholder:

                  (i) no other person has an interest in or right or license to use, or the right to license others to use, any of said trade names, registered trademarks, service marks or copyrights;

                  (ii) there are no claims or demands of any other person pertaining thereto and no proceedings have been instituted, or are pending or threatened, which challenge the rights of Seller or any Subsidiary in respect thereof;

                  (iii) none of the trade names, trademarks, service marks or copyrights listed in said Schedule is being infringed by others, or is subject to any outstanding order, decree, judgment or stipulation; and

                  (iv) no proceeding charging Seller or any Subsidiary with infringement of any adversely held trade name, trademark, service mark or copyright has been filed or is threatened to be filed.

         (c) To the best Knowledge of Seller, each Subsidiary and the Stockholders, there are no trademarks, service marks, trademark applications, service mark applications or copyrights, other than those referred to in paragraph (a) required for the conduct of the business of Seller or any Subsidiary in the manner now conducted. To the best knowledge of Seller, each Subsidiary and each Stockholder, neither Seller nor any Subsidiary has infringed or is infringing upon any trade name, trademark, service mark or copyright of any other person. No director, officer or employee of Seller or any Subsidiary owns, directly or indirectly, in whole or in part, any trademark, trade name, service mark, copyright, registration or application therefor or interest therein which Seller or any Subsidiary has used, is presently using, or the use of which is necessary for their respective businesses as now conducted.

2.16 Trade Secrets and Customer Lists. Seller and each Subsidiary has the right to use, free and clear of any claims or rights of others, except claims or rights described in Schedule 2.16 hereto, all trade secrets, customer lists, and other information required for or used in the sale or marketing of all products formerly or presently sold by Seller or any Subsidiary. Neither Seller nor any Subsidiary is using or in any way making use of any confidential information or trade secrets of any third party, including without limitation a former employer of any present or past employee of Seller or any Subsidiary.

2.17     Contracts and Commitments.

         (a) Except for contracts, commitments, plans, agreements and licenses described in Schedule 2.17 hereto, neither Seller nor any Subsidiary is a party to or subject to:

                  (i) any contract or agreement for the purchase of any material or equipment, except purchase orders in the ordinary course for less than $2,500 each, such orders not exceeding in the aggregate $10,000;






                  (ii) any other contracts or agreements creating any obligations of Seller or any Subsidiary after the date of the respective Base Balance Sheets of $5,000 or more with respect to any such contract or agreement, other than sales and purchase commitments in the ordinary course of business;

                  (iii) any contract or agreement providing for the purchase of all or substantially all of its requirements of a particular product from a supplier;

                  (iv) any contract or agreement which by its terms or by law does not terminate or is not terminable without penalty by Seller or such Subsidiary or any successor or assign of them within one year after the date hereof;

                  (v) any contract or agreement for the sale or lease of its products not made in the ordinary course of business;

                  (vi) any contract with any sales agent or distributor of products of Seller or any Subsidiary;

                  (vii) any contract containing covenants limiting the freedom of Seller or any Subsidiary to compete in any line of business or with any person or entity;

                  (viii) any contract or agreement for the purchase of any fixed asset for a price in excess of $5,000, whether or not such purchase is in the ordinary course of business;

                  (ix)     any license agreement (as licensor or licensee); or

                  (x) any contract or agreement with any officer, director or stockholder of Seller or any Subsidiary or with any persons or organizations controlled by or affiliated with any of them.

         (b) Neither Seller nor any Subsidiary is in material default under any such contracts, commitments, plans, agreements or licenses described in said Schedule or has Knowledge of any termination, cancellation, limitation or modification or change in any business relationship with any material supplier or customer. For purposes hereof, a supplier or customer is material if it accounts for more than two (2%) percent of the orders or sales, as the case may be, of Seller and its Subsidiaries on a consolidated basis.

2.18     Employees and Employee Benefits.

         (a) Except as shown on Schedule 2.18 hereto, there are no currently effective consulting or employment agreements or other material agreements with individual consultants or employees to which Seller or any Subsidiary is a party. Complete and accurate copies of all such written agreements have been delivered to Buyer. Also shown on such Schedule are the name and current rate of compensation (including bonuses) of each officer, employee or agent of Seller or any Subsidiary whose annual rate of compensation, including bonuses and other remunerative payments of any kind, is in excess of $40,000.

         (b) Except as specifically disclosed on Schedule 2.18 hereto, neither Seller nor any Subsidiary is a party to any pension, retirement, profit sharing, savings, bonus, incentive, deferred compensation, group health insurance or group life insurance plan or obligation, or to any collective bargaining agreement or other contract, written or oral, with any trade or labor union, employees' association or similar organization. With respect to each plan described on the Schedule, Seller has furnished to Buyer complete and accurate copies of the plan, the



Internal Revenue Service determination letter, if any, all plan applications and amendments, the most recent plan actuarial reports and all reports of or regarding such plan required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any regulations issued thereunder.

         (c) With respect to each plan which is subject to ERISA:

                  (i) the value of such plan's assets equals or exceeds the total value of all vested and unvested employee benefits under such plan;

                  (ii) there is no "accumulated funding deficiency," and no "reportable event" or "prohibited transaction" has occurred (as such terms are defined in ERISA);

                  (iii) Seller and each Subsidiary, has incurred no liability to the Pension Benefit Guaranty Corporation with respect to such plans;

                  (iv) such plan meets all applicable  requirements of ERISA and
Section 401(a) of the Internal Revenue Code; and

                  (v) Seller and each Subsidiary, has properly and timely made all required governmental filings with respect to such plan.

         (d) There are no strikes or labor disputes pending or to the best Knowledge of Seller and each Subsidiary, threatened by, or to the best Knowledge of Seller and each Subsidiary, any attempts at union organization of, any of the employees of Seller or any Subsidiary.

2.19     Reserved.

2.20 Permits; Burdensome Agreements. Seller and each Subsidiary hold all licenses, permits and franchises which are required to permit them to conduct their businesses and all such licenses, permits and franchises are listed in
Schedule 2.20 hereto and are and will be after the Closing valid and in full force and effect and Buyer shall have full benefit of the same. To the best Knowledge of Seller and each Subsidiary, neither Seller nor any Subsidiary is subject to or bound by any agreement, judgment, decree or order which may materially and adversely affect business or prospects, its condition, financial or otherwise, or any of its assets or property.

2.21 Borrowings and Guarantees. Except as shown on Schedule 2.21 hereto, there are no agreements and undertakings pursuant to which Seller or any Subsidiary,
(a) is borrowing or is entitled to borrow any money (b) is lending or has committed itself to lend any money, or (c) is a guarantor or surety with respect to the obligations of any person. Complete and accurate copies of all such written agreements have been delivered to Buyer.

2.22 Banking Relations and Powers of Attorney. All of the arrangements which Seller or any Subsidiary has with any banking institution, whether or not in Seller's or a Subsidiary's name, are accurately described in Schedule 2.22 hereto indicating with respect to each of such arrangements the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof. Neither Seller nor any Subsidiary has any outstanding power of attorney.

2.23 Insurance. The physical properties and assets of Seller and each Subsidiary are insured to the extent disclosed in Schedule 2.23 hereto and all other material insurance policies and arrangements of Seller and each






Subsidiary are disclosed in said Schedule. Said insurance is adequate and customary for the business engaged in by Seller and each Subsidiary.

2.24 Warranty or Other Claims. Except as disclosed on Schedule 2.24 hereto, neither Seller, any Subsidiary nor any Stockholder knows or has reason to know of any existing or threatened claims, or any facts upon which a claim could be based, against Seller or any Subsidiary for services or merchandise which are defective or fail to meet any service or product warranties. No claim has been asserted against Seller or any Subsidiary for renegotiation or price redetermination of any business transaction, and neither Seller, any Subsidiary nor any Stockholder has knowledge of any facts upon which any such claim could be based.

2.25 Compliance with Laws. To the best Knowledge of the Seller, each Subsidiary and the Stockholders, Seller and each Subsidiary are and have in the past been in material compliance with all laws and regulations which apply to the conduct of their respective businesses, including, without limitation, all laws and regulations relating to employment, occupational safety, consumer protection, and environmental matters.

2.26 Litigation. Except for matters described in Schedule 2.26 hereto, there is no litigation pending or, to the Knowledge of Seller, any Subsidiary or any Stockholder, threatened against Seller or any Subsidiary , and there are no outstanding court orders, court decrees, or court stipulations to which Seller or any Subsidiary is a party which question this Agreement or affect the transactions contemplated hereby, or which would likely result in any materially adverse change in the business, properties, operations, prospects, assets or in the condition, financial or otherwise, of Seller or any Subsidiary. Neither Seller any Subsidiary, nor any Stockholder has reason to believe that any such action, suit, proceeding or investigation may be brought against Seller or any Subsidiary.

2.27 Minute Books. The minute books of Seller and each Subsidiary delivered to the Buyer accurately record all actions taken by their respective shareholders, boards of directors and committees thereof in their respective capacities.

2.28 Finder's Fee. Neither Seller nor any Subsidiary has incurred or become liable for any broker's commission or finder's fee relating to or in connection with the transactions contemplated by this Agreement.

2.29 Transactions with Interested Persons. No officer, supervisory employee, director or stockholder of Seller or any Subsidiary, or their respective spouses or children, owns directly or indirectly on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of Seller or any Subsidiary, or any organization which has a material contract or arrangement with Seller or any Subsidiary.

2.30 Absence of Sensitive Payments. To the best Knowledge of the Seller, each Subsidiary and the Stockholders, neither Seller nor any Subsidiary, nor any of their respective directors, officers, agents, stockholders or employees, whether or not on behalf of Seller or any Subsidiary:

         (a) has made or has agreed to make any contributions, payments or gifts of funds or property to any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift was or is illegal under the laws of the United States, any state thereof, or any other jurisdiction (foreign or domestic);







         (b) has established or maintained any unrecorded fund or asset for any purpose, or has made any false or artificial entries on any of its books or records for any reason; or

         (c) has made or has agreed to make any contribution or expenditure, or has reimbursed any political gift or contribution or expenditure made by any other person to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable law.

2.31 Disclosure of Material Information. Neither this Agreement nor any exhibit thereto or certificate issued pursuant hereto contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements herein or therein not misleading, relating to the business or affairs of Seller or any Subsidiary. Neither Seller, any Subsidiary, nor any Stockholder has made an untrue statement of a material fact or omitted to state a material fact to Buyer or its agents, necessary to make the statements made not misleading, relating to the business or affairs of the Seller or any Subsidiary. There is no fact which could materially adversely affect the business, condition (financial or otherwise) or prospects of Seller or any Subsidiary which has not been set forth herein.

ARTICLE 3.  REPRESENTATIONS AND WARRANTIES OF BUYER.

Buyer hereby represents and warrants to Seller, the Subsidiaries and each of the Stockholders as follows:

3.1 Organization of Buyer. Each of Buyer and Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Buyer is qualified to do business in the State of Alabama with full corporate power to own or lease its properties and to conduct its business in the manner and in the places where such properties are owned or leased or such business is conducted by it.

3.2 Capitalization of Buyer. The authorized capital stock of Buyer consists of 20,000,000 shares of Voting Common Stock, $.0001 par value, of which 15,104,987 shares were issued and outstanding as of November 20, 1996, and 1,000,000 shares of Non-Voting Preferred Stock, $.0001 par value, of which no shares are issued and outstanding. The authorized capital stock of Acquisition Corp. consists of 3,000 shares of Common Stock, $.01 par value, of which 100 are issued and outstanding on this date, and no shares of Preferred Stock. All of the presently issued and outstanding capital stock of Buyer and Acquisition Corp. have been duly authorized and validly issued and are fully paid and non-assessable.

3.3 Authorization of Transaction. All necessary action, corporate or otherwise, has been taken by Buyer and Acquisition Corp. to authorize the execution, delivery and performance of this Agreement, and the same is the valid and binding obligation of Buyer enforceable in accordance with its terms, subject to laws of general application affecting creditor's rights generally.

3.4 Buyer's Common Stock. The Purchase Shares to be delivered pursuant to this Agreement and the Certificate of Merger will be, when delivered in accordance herewith and therewith, duly authorized, validly issued, fully paid and non-assessable.






ARTICLE 4.  COVENANTS OF SELLER AND STOCKHOLDERS.

Each of the Seller, the Subsidiaries and the Stockholders hereby covenants and agrees with Buyer as follows:

4.1 Conduct of Business. Between the date of this Agreement and the Closing, Seller and each Subsidiary shall do the following, unless Buyer shall otherwise consent in writing:

         (a) conduct its business only in the ordinary course and refrain from changing or introducing any method of management or operations except in the ordinary course of business and consistent with prior practices;

         (b) refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, from purchasing any capital asset costing more than $10,000 and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets;

         (c) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except those that are usual and normal in the ordinary course of business;

         (d) refrain from making any change or incurring any obligation to make a change in its Charter or by-laws or authorized or issued capital stock, except as contemplated by this Agreement;

         (e) refrain from declaring, setting aside or paying any dividend or making any other distribution in respect of their capital stock, or making any direct or indirect redemption, purchase or other acquisition of capital stock, of Seller or any Subsidiary other than a wholly-owned Subsidiary;

         (f) refrain from entering into any employment contract (other than as may be contemplated by this Agreement) or making any change in the compensation payable or to become payable to any of its officers, employees or agents;

         (g) refrain from prepaying any loans from its stockholders, officers or directors (if any) or making any change in its borrowing arrangements;

         (h) use its good faith efforts to prevent any change with respect to its banking arrangements;

         (i) use its good faith efforts to keep intact its business organization, to keep available its present officers, agents and employees and to preserve the goodwill of all suppliers, customers and others having business relations with it;

         (j) have in effect and maintain at all times all insurance of the kind, in the amount and with the insurers set forth in the Schedule of Insurance heretofore delivered to Buyer or equivalent insurance with any substitute insurers approved by Buyer; and

4.2 Authorization from Others. Prior to the Closing, Seller will have exercised good faith efforts to obtain and will cause its Subsidiaries to have obtained all authorizations, consents and permits of others required to permit the consummation by Seller and its Subsidiaries of the transactions contemplated by this Agreement.








4.3 Breach of Representations and Warranties. Promptly upon the occurrence of, or promptly upon Seller's becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or would have caused or constituted a breach had such event occurred or been known to Seller or any Subsidiary prior to the date hereof, of any of the representations and warranties of Seller contained in or referred to in this Agreement, Seller shall give detailed written notice thereof to Buyer and shall use its good faith efforts to prevent or promptly remedy the same.

4.4 Consummation of Agreement. Seller, each Subsidiary and each Stockholder shall use its or their best efforts to perform and fulfill all conditions and obligations on its or their part to be performed and fulfilled under this Agreement and the Merger Agreement, to the end that the transactions contemplated by this Agreement and the Merger Agreement shall be fully carried out. To this end Seller and each Subsidiary will obtain all necessary approvals of its stockholders and Board of Directors to the transactions contemplated hereby.

4.5 Buyer's Due Diligence. It is understood that Buyer's due diligence investigation of the Seller and the Subsidiaries may include, but not be limited to, review of financial statements, contracts and leases, assets, liabilities, products, inventory, methods of accounting, and financial and other business records of the Seller and the Subsidiaries, investigation of customers and suppliers, and inspection and an examination of the retail facilities owned or leased by the Subsidiaries, including an environmental assessment of the properties. The Seller, each Subsidiary and each Stockholder shall make all relevant information concerning the Seller and each Subsidiary , including, without limitation, the foregoing, reasonably available to the Buyer and its agents, and will provide Buyer and its agents reasonable access to the Subsidiaries' premises and officers. Buyer shall coordinate closely such activities with the Stockholders and their counsel and disclose such activities to the Stockholders and their counsel, and shall conduct all such inquires with appropriate discretion and sensitivity to the Subsidiaries' relationships with their employees, customers, and suppliers.

4.6 Financial Statements of Seller and Subsidiaries. It is necessary for Buyer's independent public accountants to prepare and audit the financial statements of the Seller and the Subsidiaries with respect to the last three fiscal years and any interim period. The Seller and the Subsidiaries shall cooperate with the Buyer's independent public accountants in connection with the preparation and audit of such financial statements, including, without limitation, providing such financial and other information and making such certifications to such independent public accounts as such accountants deem reasonably necessary in connection with the preparation and audit of such financial statements.

4.7 Expansion of Subsidiaries' Business. Buyer and Seller acknowledge that it is the intention of the parties to expand the business of the Subsidiaries into Northern and Central Alabama, as well as Mississippi. In order to implement such expansion, Seller shall submit a detailed business plan to Buyer with respect to such expansion for consideration and approval by Buyer's Board of Directors.
Buyer reserves the right to make the final decision with respect to such expansion; provided, however, that Buyer shall not unreasonably withhold its approval of any such expansion plan.









ARTICLE 5.  COVENANTS OF BUYER.

Buyer hereby covenants and agrees with Seller and each of the Stockholders as follows:

5.1 Authorization from Others. Prior to the Closing Buyer will have obtained all authorizations, consents and permits of others required to permit the consummation by Buyer and Acquisition Corp. of the transactions contemplated by this Agreement.

5.2 Consummation of Agreement. The Buyer shall use its best efforts to perform and fulfill all conditions and obligations on its part to be performed or fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement and the Merger Agreement shall be fully carried out. To this end, Buyer will obtain any approvals of its stockholders or Board of Directors which may be required in order to consummate the transactions contemplated hereby. The Buyer shall use all reasonable efforts to give the Seller and the Stockholders notice prior to the Closing of any material facts of which the Buyer has actual Knowledge which represent or constitute a material breach or default by the Seller, any Subsidiary or any Stockholder or any Unaffiliated Stockholder Company under this Agreement, whether or not such breach or default would give rise to a claim for indemnification under Article 10 hereof. The Buyer's failure to give any such notice shall not, however, in any way limit, constitute a defense to, or otherwise adversely affect, the right of the Buyer or any Buyer Indemnified Party (as defined in Section 10.1) to such indemnification with respect to any matter or claim in accordance with the terms of Article 10 hereof.

5.3 Dealer Volume Incentive Program. For a period beginning as of the date of the Closing and ending December 31, 1998, Buyer shall provide to the Subsidiaries Dealer Volume Incentive Program terms in accordance with Exhibit C hereto.

5.4 Conduct of Business of Subsidiaries. Following the Closing, Buyer shall endeavor to cause the Subsidiaries to maintain a reasonably varied mix of products, unless Buyer determines, in the good faith exercise of its discretion, that market conditions are such that altering the product mix of the Subsidiaries would be more advantageous commercially.

         Immediately following the Closing, the Buyer shall use all reasonable commercial efforts to obtain the release of the personal guaranties of the Stockholders for those debts of the Subsidiaries listed on Schedule 5.4 hereof. The Buyer shall also indemnify and hold the Stockholders harmless from and against any damages, liabilities, losses and expenses (including reasonable counsel fees) of any kind or nature whatsoever which may be sustained or suffered by a Stockholder with respect to those debts in the amounts not to exceed the amounts specified in Schedule 5.4 hereof.


ARTICLE 6.  CONDITIONS TO OBLIGATIONS OF BUYER.

The obligations of Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 6 will have been accomplished.

6.1 Shareholder Authorization. This Agreement, the Certificate of Merger and the transactions contemplated hereby shall have been duly approved by the affirmative vote of the requisite percentage of the outstanding shares of Seller's voting stock under the laws of Seller's jurisdiction of incorporation.








6.2 Dissenting Stockholders. Holders of not more than 10% of the shares of the Common Stock of Seller shall have taken steps to preserve the rights of dissenting stockholders afforded by the laws of the state of incorporation of Seller, and Seller shall have delivered to Buyer a true and correct list of the names, addresses and numbers of shares held by each holder of dissenting shares of Seller and the steps taken by each such holder as required by the laws of Seller's jurisdiction of incorporation governing appraisal rights.

6.3 Representations; Warranties; Covenants. Each of the representations and warranties of Seller, the Subsidiaries and the Stockholders contained in Article 2 shall be true and correct as though made on and as of the Closing; Seller, each Subsidiary and the Stockholders shall, on or before the Closing, have performed all of their respective obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Seller, each Subsidiary and the Stockholders shall have delivered to Buyer a certificate dated as of the Closing to the foregoing effect and further confirming that the conditions set forth in Section 6.1 with respect to shareholder authorization and in Section
6.2 with respect to dissenting shares of Seller have been fulfilled.

6.4 Resignations of Officers and Directors. Buyer shall have received the written resignations of such of the officers and directors of Seller and the Subsidiaries as Buyer shall have designated in a writing delivered to Seller prior to the Closing, which resignations will be effective no later than the Closing.

6.5      Opinion of Seller's Counsel.

         (a) At the Closing, Buyer shall have received from Messrs. Hubbard, Smith, McIlwain, Brakefield & Shattuck, P.C. counsel for Seller, an opinion dated as of the Closing, in form and substance satisfactory to Buyer and its counsel.

6.6 Securities Law Compliance. The obligations and conditions required to be satisfied prior to Closing under Article 11 of this Agreement shall have been satisfied and Buyer's counsel, Brown, Rudnick, Freed & Gesmer, shall have determined that the issuance of the Purchase Shares in connection with the transaction will not violate the Securities Act of 1933, or state securities laws, as more fully detailed in Article 11.

6.7 Employment/Non-Competition Contracts. Each of W. Thomas Deas, James M. Moore, III and Gregory C. Vogel shall have executed and delivered to Buyer employment contracts substantially in the form of Exhibit D hereto. Each of the Stockholders shall have executed and delivered to Buyer non-competition agreements substantially in the form of Exhibit E hereto.

6.8 RESERVED.

6.9 Approval of Buyer's Board of Directors. There shall have been no determination by the Board of Directors of Buyer, acting in good faith, that the consummation of the transactions contemplated by this Agreement and the Merger Agreement have become inadvisable or impracticable by reason of the institution or overt threat by any person or any federal, state or other governmental authority of material litigation, proceedings or other action against Buyer, Seller Subsidiary , or by reason of any material adverse change in the assets, business, financial condition or prospects of the Seller or the Subsidiaries.

6.10 Approval of Buyer's Advisors. All actions, proceedings, instruments and documents required to carry out this Agreement and the Certificate of Merger and all related legal matters contemplated by this Agreement and the Certificate of Merger shall have been approved by counsel for Buyer, provided that the approval of such counsel shall not be unreasonably withheld. In addition, Buyer shall have received in form and substance reasonably satisfactory to it, and shall forward two complete copies of all reports and opinions to the Stockholders and their counsel upon receipt, reports and opinions on such financial and legal matters in connection with the transaction as it deems pertinent, including, without limitation, a satisfactory report from Arthur Andersen LLP, independent public accountants, regarding the financial statements of the Seller and the Subsidiaries and the Companies.

6.11 Absence of Certain Litigation. There shall not be any (a) injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement, the Merger or any material transaction contemplated hereby shall not be consummated as herein provided, (b) suit, action or other proceeding by the United States (or any agency thereof) or by any state (or any agency thereof) pending before any court or governmental agency, or threatened to be filed or initiated, wherein such complainant seeks the restraint or prohibition of the Merger or the consummation of any material transaction contemplated by this Agreement or asserts the illegality thereof, or
(c) suit, action or other proceeding by a private party pending before any court or governmental agency, or threatened to be filed or initiated, which, in the reasonable opinion of counsel for Buyer, is likely to result in the restraint or prohibition of the consummation of any material transaction contemplated hereby or is likely to result in the entry of a judgment and the payment (or indemnification) of material damages from or other material relief against any of the parties or against any directors or officers of Buyer, in connection with the consummation of any material transaction contemplated hereby.

6.12 Buyer's Due Diligence. The results of Buyer's due diligence investigation with respect to the Seller and the Subsidiaries shall be satisfactory to Buyer in its sole discretion. Execution of this Agreement by Buyer will acknowledge Buyer's receipt of all information requested of Seller and the Subsidiaries in conducting Buyer's due diligence investigation.

ARTICLE 7.  CONDITIONS TO OBLIGATIONS OF SELLER AND STOCKHOLDERS.

The obligations of Seller, the Subsidiaries and the Stockholders to consummate this Agreement and the transactions contemplated hereby are subject to the condition that on or before the Closing the actions required by this Article 7 will have been accomplished.

7.1 Shareholder Authorization. This Agreement, the Certificate of Merger and the transactions contemplated hereby shall have been duly approved by the affirmative vote of the requisite percentage of the outstanding shares of Acquisition Corp.'s Common Stock.

7.2 Representations; Warranties; Covenants. Each of the representations and warranties of Buyer contained in Article 3 shall be true and correct as though made on and as of the Closing; Buyer shall, on or before the Closing, have performed all of its obligations hereunder which by the terms hereof are to be performed on or before the Closing; and Buyer shall have delivered to Seller a certificate of the President or any Vice President of Buyer dated as of the Closing to such effect.

7.3 Opinion of Buyer's Counsel. At the Closing, Seller shall have received from Brown, Rudnick, Freed & Gesmer, counsel for Buyer, an opinion dated as of the Closing, in form and substance reasonably satisfactory to Seller and its counsel.








7.4 Real Estate Development Agreement. Buyer shall have executed and delivered to an entity to be formed by W. David Deas, James Miller Deas and W. Thomas Deas, Jr., a Real Estate Development Agreement in the form of Exhibit G hereto.

7.5 Securities Law Compliance. The obligations and conditions required to be satisfied prior to Closing under Article 11 of this Agreement shall have been satisfied and Buyer's counsel, Brown, Rudnick, Freed & Gesmer, shall have determined that the issuance of the Purchase Shares in connection with the transaction will not violate the Securities Act of 1933, or state securities laws, as more fully detailed in Article 11.

ARTICLE 8.  TERMINATION OF AGREEMENT.

8.1 Termination. At any time prior to the Closing, this Agreement may be terminated (a) by mutual consent of the parties with the approval of their respective Board of Directors, notwithstanding prior approval of this Agreement by the stockholders of any party, (b) by either party if there has been a material misrepresentation, breach of warranty or breach of covenant by the other party in its representations, warranties and covenants set forth herein,
(c) by Buyer if the conditions stated in Article 6 have not been satisfied at or prior to the Closing or (d) by Seller if the conditions stated in Article 7 have not been satisfied at or prior to the Closing.

8.2 Effect of Termination. If this Agreement shall be terminated as above provided, all obligations of the parties hereunder shall terminate without liability of either party to the other. In the event that this Agreement is so terminated, each party will return all papers, documents, financial statements and other data furnished to it by or with respect to each other party to such other party (including any copies thereof made by the first party).

8.3 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Article 6 hereof have not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder, and if any of the conditions specified in Article 7 hereof have not been satisfied, Seller shall have the right to proceed with the transactions contemplated hereby without waiving its rights hereunder.

ARTICLE 9.  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING.

9.1  Survival  of  Warranties.  All  representations,   warranties,  agreements,
covenants and obligations herein or in any schedule, certificate or financial statement delivered by either party to the other party incident to the transactions contemplated hereby are material, shall be deemed to have been relied upon by the other party and, subject to the limitations of Article 10 below, shall survive the Closing regardless of any investigation and shall not merge in the performance of any obligation by either party hereto.

ARTICLE 10.  INDEMNIFICATION.

10.1 Indemnification by Stockholders. Each of the Stockholders jointly and severally (together, the "Seller Indemnifying Party") agrees, subject to the provision set forth in subparagraphs 10.1 (a), (b), and (c) and (d) below, to defend, indemnify and hold Buyer, its officers, directors, employees, agents, subsidiaries and affiliates (together, the "Buyer Indemnified Party") harmless from and against any damages, liabilities, losses and expenses (including reasonable counsel fees) of any kind or nature whatsoever which may be sustained or suffered by a Buyer Indemnified Party based upon a breach of any representation, warranty or covenant made by any Seller Indemnifying Party in this Agreement or in any exhibit, certificate or financial statement delivered hereunder, or by reason of any claim, action or proceeding asserted or instituted arising out of or related to any matter or thing covered by such representations, warranties or covenants, including without limitation amounts which a Buyer Indemnified Party has paid or which are payable with respect to tax liabilities of Seller or any of the Subsidiaries or any of the Companies for periods prior to the Closing and other liabilities of Seller or any of the Subsidiaries not disclosed to a Buyer
Indemnified Party or existing in breach of the Seller Indemnifying Party's warranties or covenants hereunder; provided, however, that:

         (a) indemnification shall be payable by a Seller Indemnifying Party only if and to the extent that the aggregate amount of all claims for indemnification by the Buyer Indemnified Party hereunder shall exceed $50,000; provided, however, that the foregoing deductible shall not be applied to (i) claims arising out of or relating to a breach of the representations and warranties contained in Section 2.8 of this Agreement (relating to tax matters) and (ii) claims arising out of or relating to a breach of the representations and warranties contained in Section 2.2 of this Agreement (relating to ownership of the Stock of the Subsidiaries).

         (b) no indemnification shall be payable with respect to claims asserted by a Buyer Indemnified Party more than two years after the Closing, provided, however, that (i) with respect to claims arising out of or relating to a breach of the representations and warranties contained in Section 2.8 of this Agreement (relating to tax matters), indemnification shall be payable to the Buyer Indemnified Party, provided notice is given by the Buyer Indemnified Party to the Seller Indemnifying Party within the statute of limitations period applicable to the tax matter at issue, and (ii) with respect to claims arising out of a relating to a breach of the representations and warranties contained in
Section 2.2 of this Agreement (relating to ownership of the capital stock of the Subsidiaries), there shall be no time limitation within which notice must be given to the Seller Indemnifying Party other than any statutes of limitation generally applicable to contracts which would be generally applicable under the laws of the State of Delware; and,

         (c) Buyer Indemnified Party does hereby waive any right to seek punitive damages against any Seller Indemnifying Party (and any officer, director, employee, agent or affiliate of such Seller Indemnified Party), except with respect to claims involving fraud or criminal conduct on the part of a Seller Indemnifying Party.

10.2 Indemnification by Buyer. Buyer (the "Buyer Indemnifying Party") agrees to defend, indemnify and hold the Stockholders (the "Seller Indemnified Party") harmless from and against any damages, liabilities, losses and expenses (including reasonable counsel fees) of any kind or nature whatsoever which may be sustained or suffered by any of them based upon a breach of any representation, warranty or covenant made by the Buyer Indemnifying Party in this Agreement or in any exhibit, certificate or financial statement delivered hereunder, or by reason of any claim, action or proceeding asserted or instituted growing out of any matter or thing covered by such representations, warranties or covenants, provided, however, that:

         (a) indemnification shall be payable by the Buyer Indemnifying Party only if and to the extent that the aggregate amount of all claims for indemnification by the Seller Indemnified Party hereunder shall exceed $50,000;

         (b) no indemnification shall be payable to the Seller Indemnified Party more than two years after the Closing; provided however, that with respect to claims arising out of or relating to Buyer's obligation to obtain release of the personal guaranties of the Stockholders in accordance with Section 5.4 of this Agreement, indemnification shall be payable to the Seller Indemnified Party, provided notice is given by Seller Indemnified Party to the Buyer







Indemnified Party within the statute of limitations for contracts which would be generally applicable under the laws of the State of Delaware; and,

         (c) the Seller Indemnified Party does hereby waive any right to seek punitive damages against any Buyer Indemnifying Party, except with respect to claims involving fraud or criminal conduct on the part of Buyer Indemnifying Party.

10.3 Notice; Defense of Claims. An Indemnified Party shall give prompt written notice to the Indemnifying Party of each claim for indemnification hereunder after receipt of notice or Knowledge thereof, specifying the amount and nature of the claim, and of any matter which is likely to give rise to an
indemnification   claim.  Each  Indemnifying  Party  shall  have  the  right  to participate at its own expense in the defense of any such matter or its settlement. If, in the opinion of Buyer, its financial condition or business or the financial condition or business of Seller acquired by Buyer would not be impaired thereby, Buyer may authorize a Seller Indemnifying Party to take over the defense of such matter so long as such defense is expeditious. Except as provided herein, failure to give notice of a matter which may give rise to an indemnification claim shall not affect the rights of an Indemnified Party to collect such claim from an Indemnifying Party.

10.4 Payment of Claims; Arbitration. Indemnification claims shall be paid or otherwise satisfied by the Indemnifying Party within 30 days after notice thereof is given by the Indemnified Party, unless within said 30-day period the Indemnifying Party indicates in a writing delivered to the Indemnified Party that it disputes the nature or amount of the claim, in which event the dispute, upon the election of any party hereto after said 30-day period, shall be referred to the American Arbitration Association to be settled by arbitration in Birmingham, Alabama in accordance with the then current commercial arbitration rules of said Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof. Unless otherwise determined by the arbitrator, the fees and expenses of the arbitrator shall be borne 50% by the Buyer and 50% by the Seller Indemnifying Party.






ARTICLE 11.  COMPLIANCE WITH SECURITIES LAWS.

11.1     Delivery of Information.

         (a) At or prior to the Closing, Buyer shall have delivered to each of the Stockholders a set of documents (the "Buyer Disclosure Documents")
consisting of an explanatory letter and a copy of each of the following documents:

                  (i) Buyer's Annual Report on Form 10-K for the fiscal year ended December 29, 1995 (without exhibits);

                  (ii) Buyer's Annual Report to Stockholders for the fiscal year ended December 29, 1995;

                  (iii)    Buyer's  definitive  Proxy  Statement dated April 21,
                           1996

                  (iv) Buyer's Quarterly Reports on Form 10-Q for the quarters ended March 29, and June 28 and September 27, 1996; and

                  (v) any report or document delivered to the stockholders pursuant to subparagraph (c) below.

         (b) Buyer represents and warrants that Buyer Disclosure Documents, taken as a whole, do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c) Buyer shall deliver to each of the Stockholders, prior to the Closing, a copy of each report or other document filed by Buyer pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, between the date hereof and the date of Closing.

         (d) At or prior to the Closing, Seller shall have delivered to each of the Stockholders such information concerning the Seller, if any, as is required in the opinion of counsel for Buyer in order for the offer and sale of the Purchase Shares to qualify for exemption from registration under the Securities Act of 1933, as amended (the "1933 Act") pursuant to Regulation D thereunder or such other exemption as counsel for Buyer may determine to be applicable ("Seller Disclosure Documents").

11.2 Acknowledgment of Receipt of Information. At or prior to the Closing, each Stockholder shall have delivered to Buyer an investment letter, substantially in the form of Exhibit G, stating:

         (a) that he has received and carefully reviewed the Buyer Disclosure Documents and any Seller Disclosure Documents;

         (b) that he has had the opportunity to ask questions of, and receive answers from, Buyer and Seller and their officers and others acting on their behalf concerning the matters covered by the Buyer Disclosure Documents and any Seller Disclosure Documents and the business, operations and financial condition of Buyer and Seller;






         (c) that he has obtained all information which he or his representative deem necessary or appropriate to enable him to evaluate fully the transactions contemplated by this Agreement;

         (d) that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in Buyer's Common Stock pursuant to this Agreement; and

         (e) that he is taking the Purchase Shares for investment, that such Purchase Shares are restricted securities, and that he will not dispose of such Purchase Shares except as provided therein.

11.3 RESERVED

11.4 Compliance with Securities Laws. Counsel for Buyer shall have determined that the issuance of the Purchase Shares to the Stockholders in connection with the transaction:

         (a) will be exempt from registration under the Securities Act of 1933 (the "1933 Act") by reason of being a transaction not involving a public offering; and

         (b) will be exempt from registration or qualification (other than simple notice) under the securities or "blue-sky" laws of every jurisdiction in the United States in which any Stockholder has an address on the records of Seller on the record date used to determine the Seller's stockholders entitled to vote on the transaction.

11.5 Reports. Since January 1, 1993, or the date of organization, if later, Buyer has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, including, but not limited to, Forms 10-K, Forms 10-Q, Forms 8-K, and proxy statements and any applicable state securities or banking authorities.

11.6 Statements, True and Correct. No statement, certificate, instrument or other writing furnished or to be furnished by Seller to Buyer pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any documents that Buyer is required to file with any regulatory authority in connection with the transactions provided for herein will comply as to form and all material respects with the provisions of applicable Law.

11.7 Covenants of Buyer. From the date of this Agreement, until the earlier of the effective time, or the termination of this Agreement, Buyer covenants and agrees and that it will not do or agree or commit to do, any of following without prior written consent of the Chief Executive Officer, President or Chief Financial Officer of Seller, which consent shall not be unreasonably withheld:

         (a) Fail to file timely any report required to be filed by it with Regulatory Authorities including the SEC; or

         (b) Take any action that would cause the Buyer Common Stock to cease to be traded on the NASDAQ.






ARTICLE 12.  REGISTRATION.

12.1     Required Registration.

         (a) Fixed Payment and Stub Period Payment Shares. If at any one time during the period beginning one hundred eighty (180) days following the Closing and ending on the second anniversary of the Closing, Buyer receives a written request from one or more of the Stockholders who received Fixed Payment Shares and Stub Period Payment Shares, in connection with this transaction, to file a registration statement under the 1933 Act for a public offering of not less than 50% of the aggregate Fixed Payment Shares and Stub Period Payment Shares, Buyer will promptly use its reasonable efforts to cause a registration statement to be filed with the Securities and Exchange Commission with respect to the number of such shares specified in the request, and will use its reasonable efforts to cause such registration statement to become effective under the 1933 Act. Buyer shall prepare and file with the Securities and Exchange Commission, as soon as reasonably practicable, any necessary amendments to the Registration Statement or supplements to the prospectus included therein. Buyer shall not be required to cause more than one registration statement to be filed with respect to any Fixed Payment Shares and Stub Period Payment Shares pursuant to this Section 12.1.

         (b) 1997 Contingent Payment Shares. If at any one time during the period beginning one hundred eighty (180) days following the issuance of the Contingent Payment Shares, with respect to the twelve (12) month period ending December 31, 1997 (the "1997 Contingent Payment Shares"), and ending on the second anniversary of such issuance, Buyer receives a written request from one or more of the Stockholders who received 1997 Contingent Payment Shares, in connection with this transaction, to file a registration statement under the 1933 Act for a public offering of not less than fifty (50%) percent of the 1997 Contingent Payment Shares, Buyer will use its reasonable efforts to cause a registration statement to be filed with the Securities and Exchange Commission with respect to the number of such shares specified in the request and will use its reasonable efforts to cause such registration statement to become effective under the 1933 Act. Buyer shall prepare and file with the Securities and Exchange Commission, as soon as reasonably practicable, any necessary amendments to the Registration Statement or supplements to the prospectus included therein. Buyer shall not be required to cause more than one registration statement to be filed with respect to the 1997 Contingent Payment Shares pursuant to this
Section 12.1.

         (c) 1998 Contingent Payment Shares. If at any one time during the period beginning one hundred eighty (180) days following the issuance of the Contingent Payment Shares, with respect to the twelve (12) month period ending December 31, 1998 (the "1998 Contingent Payment Shares"), and ending on the second anniversary of such issuance, Buyer receives a written request from one or more of the Stockholders who received 1998 Contingent Payment Shares, in connection with this transaction, to file a registration statement under the 1933 Act for a public offering of not less than fifty (50%) percent of the 1998 Contingent Payment Shares, Buyer will use its reasonable efforts to cause a registration statement to be filed with the Securities and Exchange Commission with respect to the number of such shares specified in the request and will use its reasonable efforts to cause such registration statement to become effective under the 1933 Act. Buyer shall prepare and file with the Securities and Exchange Commission, as soon as reasonably practicable, any necessary amendments to the Registration Statement or supplements to the prospectus included therein. Buyer shall not be required to cause more than one registration statement to be filed with respect to the 1998 Contingent Payment Shares pursuant to this
Section 12.1.

12.2   Participation   of  Selling   Stockholders.   A  stockholder   requesting
registration under Section 12.1 hereof shall mail a notice thereof to the other stockholders of Buyer holding any Purchase Shares eligible for inclusion in such registration statement and shall afford them equal opportunity to participate in such public offering; and the stockholder or stockholders making the original request under Section 12.1 shall represent and warrant to Buyer that it has complied with this requirement. (As used herein, the term "Selling Stockholders" shall mean the stockholders making the original request under
Section 12.1 and any other stockholders who elect to participate in the public offering.) Buyer shall promptly furnish to each Selling Stockholder such number of copies of the Registration Statement (including any amendments thereto), any preliminary prospectus and the final prospectus (including any supplements thereto) as any Selling Stockholder may reasonably request.

12.3 Conditions of Buyer's Obligations to Register Shares. Buyer's obligation under Section 12.1 to cause a registration statement or amendment to be filed shall be subject to the following conditions:

         (a) The Selling Stockholders shall have provided such consents, representations and information and executed such documents as may reasonably be required in connection with such registration;

         (b) The Selling Stockholders shall have agreed in writing not to sell any of Buyer's Common Stock (or any rights with respect thereto) during any Contingent Payment Trading Period;

         (c) Buyer will be entitled to include any other shares of its Common Stock to be offered either by it or by any of its stockholders in any registration statement filed pursuant to Section 12.1;

         (d) In no event will any of the Selling Stockholders be entitled to request registration under Section 12.1 within a period of ninety (90) days following the effective date of any other registration statement filed by Buyer (other than a registration statement covering the offer and sale of Common Stock to its employees and subsidiaries) regardless of whether or not any of the Selling Stockholders participated in such registration statement;

         (e) Notwithstanding any other provision of this Agreement, to the extent the provisions of subparagraph (d) of this Section 12.3 have the effect of reducing the time period during which Selling Stockholders would otherwise be entitled to request registration of their Shares under Section 12.1, the period during which the Selling Stockholders may request registration, and during which Buyer shall have a duty hereunder to register said Shares, shall be extended by the number of days equal to the aforementioined reduction.

         (f)  All  sales  of  Buyer's   Common  Stock  by  any  of  the  Selling
Stockholders in any registered offering, other than a firm commitment underwritten offering, shall be made through a coordinating broker acceptable to Buyer which acceptance by Buyer shall not be unreasonably withheld;

         (g) All sales of Buyer's Common Stock by any of the Selling Stockholders in any registered firm commitment underwritten offering shall be made through an underwriter acceptable to Buyer which acceptance by Buyer shall not be unreasonably withheld; and

         (h) On and after the one hundredth eightieth day following the effective date of any registration statement filed pursuant to Section 12.1, Buyer may, without further notice to any Selling Stockholder, take action to deregister any shares of its Common Stock registered by such registration statement and not yet sold.

         (i) Buyer shall at the time it is filing a registration statement pursuant to a request made hereunder be eligible to file a registration statement on either Form S-3 or Form S-1 (or any successor form to any such forms). Buyer shall not take or omit to take any action for the purpose of rendering itself ineligible to file a registration statement on Form S-1 or Form S-3.

12.4 Expenses. The expenses of registration of the Purchase Shares of the Selling Stockholders pursuant to Section 12.1 will be paid by Buyer. For purposes of this Section 12.4, the term "expenses" shall include federal, state and other registration and qualification fees, legal fees and expenses for Buyer's counsel, auditing and accounting expenses incurred by Buyer in connection with the registration and printing and other related expenses, but shall exclude any legal fees for counsel to the Selling Stockholders and any underwriting discounts and selling commissions relating to the Purchase Shares sold by the Selling Stockholders.

12.5 Financial Information. Notwithstanding the foregoing, in connection with any registration provided for in this Agreement, Buyer will not be obligated to furnish any information, financial or otherwise, other than the information required and in the form and format which is customarily required at the time of the execution of this Agreement to accomplish any registration of the type provided for in this Agreement, unless otherwise required by the Securities and Exchange Commission; it being understood, that as of the date hereof, it is not customary in connection with registrations of the type provided for in this Agreement for the registrant to furnish audited financial information for interim quarterly periods. In the event that additional financial statements or other information is so otherwise required and is not readily available, then the reasonable salary and related reasonable overhead expenses of employees of Buyer for time expended by such employees in the preparation of such financial or other information will be reimbursed to Buyer by the Selling Stockholders, pro rata.

12.6 Exclusive Obligation to Register. Except as provided in this Article 12, Buyer will have no obligation to any of the Stockholders to register under the 1933 Act any Common Stock received by any of such stockholders pursuant to this Agreement.

12.7 State Securities Laws. In connection with the registered offering of any Buyer common Stock pursuant to this Agreement, Buyer will take such action as may be necessary to qualify or register the shares to be sold under the securities or "blue-sky" laws of such jurisdictions as may be reasonably requested by the Selling Stockholders; provided, however, that Buyer will not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction in which it is not then qualified or to file any general consent to service of process.








12.8     Indemnification.

         In connection  with any  registration  statement filed pursuant to this
Article 12:

         (a) To the extent permitted by law, Buyer will indemnify and hold harmless each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, and will reimburse each Selling Stockholder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 12.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without Buyer's consent (which consent shall not be unreasonably withheld) nor shall Buyer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any Selling Stockholder.

         (b) To the extent permitted by law, each Selling Stockholder will indemnify and hold harmless Buyer, each of its directors, each of its officers who have signed such registration statement, each person, if any, who controls Buyer within the meaning of the 1933 Act, any underwriter (within the meaning of the 1933 Act) (in the case of an underwritten public offering) and each other Selling Stockholder against any losses, claims, damages or liabilities to which Buyer or any such director, officer, controlling person, or Selling Stockholder may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained or expressly incorporated by reference in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Selling Stockholder expressly for use in connection with such registration; and such Selling Stockholder will reimburse any legal or other expenses reasonably incurred by Buyer or any such director, officer, controlling person, underwriter or Selling Stockholder in connection with investigating or defending any such loss, claim, damage, liability or action. It is agreed that the indemnity agreement contained in this subsection 12.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Selling Stockholder (which consent shall not be unreasonably withheld).

         (c) Promptly after receipt by a party who may be indemnified under this
Section 12.8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 12.8, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to promptly notify any indemnifying party of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the party eligible for indemnification under this Section 12.8, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party other than under this Section 12.8.

ARTICLE 13.  MISCELLANEOUS.

13.1 Fees and Expenses. Each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement, and no expenses of Seller, any Subsidiary or the Stockholders relating in any way to the transactions contemplated hereby shall be charged to or paid by Buyer or included in any account of Seller or any Subsidiary as of the Closing.

13.2 Notices. Any notice or other communication in connection with this Agreement shall be deemed to be delivered if in writing (or in the form of a telegram) addressed as provided below and if either (a) actually delivered at said address, or (b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified, return receipt requested:

         If to  Seller or the Stockholders, to:

         Mr. W. Thomas Deas
         P.O. Box 567
         Northport, AL 35476

         with a copy to:

         W. Marcus Brakefield, Esquire
         Hubbard, Smith, McIlwain, Brakefield & Shattuck, P.C.
         808 Lurleen Wallace Blvd., North
         P.O. Box 2427
         Tuscaloosa, AL  35403-2427

         If to  Buyer or Acquisition Corp., to:

         Southern Energy Homes, Inc.
         Highway 41 North
         P.O. Box 390
         Addison, AL  35540
         Attn:  Keith Brown, Chief Financial Officer







         with a copy to:

         Paul J. Hartnett, Jr., Esquire
         Brown, Rudnick, Freed & Gesmer, P.C.
         One Financial Center
         Boston, MA  02111

and in any case at such other address as the addressee shall have specified by written notice. All periods of notice shall be measured from the date of delivery thereof.

13.3 Entire Agreement. This Agreement (including all exhibits or schedules appended to this Agreement and all documents delivered pursuant to or referred to in this Agreement, all of which are hereby incorporated herein by reference) constitutes the entire agreement between the parties, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof and inducements to the making of this Agreement relied upon by any party hereto, have been expressed herein or in the documents incorporated herein by reference.

13.4 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure to the benefit of, the parties named herein and their respective personal representatives successors and assigns. Buyer may make an assignment of this Agreement upon written notice to Seller, although no such assignment shall relieve Buyer of any liabilities or obligations under this Agreement. Neither Seller, any Subsidiary nor any Stockholder may assign this Agreement without the prior written consent of Buyer.

13.5 Publicity and Disclosures. No press releases or any public disclosure, either written or oral, of the transactions contemplated by this Agreement shall be made without the prior knowledge and written consent of Buyer and Stockholders.

13.6 Confidentiality. Each party agrees that it will keep confidential and not disclose or divulge any confidential, proprietary or secret information which they may obtain from the other party in connection with the transactions contemplated herein, or pursuant to inspection rights granted hereunder, unless such information is or hereafter becomes public information.

13.7 Governing Law; Severability. This Agreement shall be deemed a contract made under the laws of the State of Delaware and, together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such state (other than the choice of law provisions thereof). The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.

13.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.9 Effect of Table of Contents and Headings. Any table of contents, title of an article or section heading herein contained is for convenience of reference only and shall not affect the meaning of construction of any of the provisions hereof.

         [SIGNATURE PAGES FOLLOW]






         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed in multiple counterparts as of the date set forth above by their duly authorized representatives.

                  BUYER:

                  Southern Energy, Homes, Inc.

                  BY: ____________________________
                           Keith W. Brown, CFO


                  SEH Acquisition Corp.

                  BY: ______________________________
                           Keith W. Brown, President



                  STOCKHOLDERS:

                  -------------------------------
                  W. Thomas Deas

                  -------------------------------
                  James M. Moore, III

                  -------------------------------
                  W. David Deas

                  -------------------------------
                  J.M. Deas, Jr.

                  -------------------------------
                  James Miller Deas

                  -------------------------------
                  Thomas Deas, Jr.

                  -------------------------------
                  Gregory C. Vogel








                  SELLER:

                  BR Holding Corp.

                  BY: ____________________________
                           W. Thomas Deas, President







                  SUBSIDIARIES:

                  BR Chilton Co., Inc.

                  BY: ____________________________
                           W. Thomas Deas, Vice President



                  BR Mississippi, Inc.

                  BY: ____________________________
                           W. Thomas Deas, Vice President



                  BR Marshall Co., Inc.

                  BY: ____________________________
                           W. Thomas Deas, Vice President



                  BR Tuscaloosa Co., Inc.

                  BY: ____________________________
                           W. Thomas Deas, Vice President



                  SC Tuscaloosa Co., Inc.

                  BY: ____________________________
                           W. Thomas Deas, Vice President



                  TH Center, Inc.

                  BY: ____________________________
                           W. Thomas Deas, Vice President



                  SE Management, Inc.

                  BY: ____________________________
                           W. Thomas Deas, Vice President







                  BR Agency, Inc.

                  BY: ____________________________
                           W. Thomas Deas, President





                      AGREEMENT AND PLAN OF REORGANIZATION
                         LIST OF SCHEDULES AND EXHIBITS

                                                                      Reference
                                                                       at Page
                                                                       -------
SCHEDULES

Schedule 2.3 -             Options, Warrants and Convertible
                                    Securities

Schedule 2.6 -             Financial Statements of Subsidiaries

Schedule 2.7 -             Property, Leases and Equipment

Schedule 2.9 -             Absence of Undisclosed Liabilities

Schedule 2.12 -            Changes in Financial Condition

Schedule 2.14(a) -         Unaffiliated Stockholder Companies

Schedule 2.14(b) -         Financial Statements of Unaffiliated
                                    Stockholder Retailers

Schedule 2.14(c) -         Absence of Undisclosed Liabilities
                                    of Unaffiliated Stockholder Retailers

Schedule 2.14(d) -         Changes in Financial Condition of
                                    Unaffiliated Stockholder Retailers

Schedule 2.14(e) -         Litigation of Unaffiliated
                                    Stockholder Companies

Schedule 2.15 -            Trade Names, Trademarks and
                                    Copyrights

Schedule 2.16 -            Trade Secrets and Customer Lists

Schedule 2.17 -            Contracts and Commitments

Schedule 2.18 -            Employee Benefit Plans

Schedule 2.20 -            Licenses, Permits or Franchises

Schedule 2.21 -            Borrowings

Schedule 2.22 -            Banking Arrangements






Schedule 2.23 -            Insurance

Schedule 2.24 -            Warranty or other Claims

Schedule 2.26 -            Litigation

Schedule 5.4 -             Guaranteed Debt





EXHIBITS                                                               Reference
                                                                        at Page
                                                                        -------

Exhibit A:  Certificate of Merger

Exhibit B:  Contingent Payment Schedule

Exhibit C:  Dealer Volume Incentive Program Terms

Exhibit D:  Employment Contracts

Exhibit E:  Non Competition Agreements

Exhibit F:  Real Estate Development Agreement

Exhibit G:  Investment Letter




                                    EXHIBIT B

                           CONTINGENT PAYMENT SCHEDULE

                          For the 12 month period ended
                                December 31, 1997

         Seller EBIT (1)              Multiple      Contingent Amount (2)
         ---------------             ----------      --------------------

Less than $2,500,700                 @0       X        $        -0-

Between $2,500,701 and $3,037,800    @2       X        $  2 to $1,074,200

Between $3,037,801 and $3,557,800    @2.25    X        $1,208,477 to $2,378,475

$3,557,801 or more                   @2.5     X        $2,642,753 to Computed
                                                       Multiple

                                           For the 12 month period ended
                                                 December 31, 1998

         Seller EBIT (1)                                    Contingent Amount
         ---------------                                    -----------------

Less than $3,562,500                                          $      -0-

Between $3,562,501 and $4,145,000                             $1,700,000

Between $4,145,001 and $5,016,000                             $2,350,000

$5,016,001 or more                                            $3,070,000

(1) Seller EBIT - Consolidated Earnings (defined below) before interest (other than (i) floor plan interest incurred with respect to inventory and (ii) interest incurred with respect to capital raised or capital expenditures made in connection with the expansion of the Seller's or the Subsidiaries' operations, which in neither case shall be greater than the cost of funds to Buyer), taxes, management fees and any administrative fees paid to Buyer.

(2) Contingent Amount is EBIT less $2,500,700 times applicable multiple.

(3) "Consolidated Earnings" means the consolidated earnings of the Seller and the Subsidiaries.